UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 13, 2002

JURE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation or organization)

000-28731 (Commission File Number)	98-0211356 (IRS Employer Identification Number)

Nora Coccaro, President
1818-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3
(Address of principal executive offices)

(604) 602-1717
(Registrant's telephone number, including area code)

ITEM 5. Other Events

On November 14, 2002, a special meeting of the shareholders of Thor Ventures Corp. ("Company") was held to consider managements proposals to change the name of the Company to Jure Holdings, Inc., to consolidate the Company's capital structure through effecting a one for ten (1:10) reverse split of the common stock and to elect Nora Coccaro as the Company's sole director. Shareholder votes represented at the special meeting, either in person or by proxy totaled 5,267,500 or 65.99% of the Company's issued and outstanding shares, constituted quorum for the purpose of considering the proposals presented.

The shareholders by a vote of 4,976,000 in favor and 286,000 against, with 0 votes abstaining resolved to change the Company's name from Thor Ventures Corp. to Jure Holdings, Inc. The name change was effected on November 26, 2002 upon filing the required amendment with the State of Florida.

The shareholders by a vote of 4,976,000 in favor and 286,000 against, with 0 votes abstaining resolved to reverse split the Company's common stock on a one for ten (1:10) basis. The reverse split was effected by the Company's board of directors on December 13, 2002 in coordination with the Company's transfer agent and the NASD. The reverse split reduced the Company's issued and outstanding common shares from 7,823,000 to 782,300.

The shareholders by a vote of 4,976,000 in favor and 286,000 against, with 0 abstaining resolved to elect Nora Coccaro as the Company's sole director to serve until the Company's next annual general meeting.

The Company's new trading symbol on the Over the Counter Bulletin Board is "JURH".

ITEM 7. Financial Statements and Exhibits

The following exhibit(s) are included as part of this report:

1. Amendment to the Company's Articles of Incorporation dated November 14, 2002 (SEC Reference Number 3(i)(b).

Pursuant to the requirement of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JURE HOLDINGS, INC.

Signature	Date

By: /s/ Nora Coccaro	December 13, 2002
Name: Nora Coccaro
Title: President

EXHIBIT 3(i)(b)

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of Title XXXVI, Chapter 607.1006 of the Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Thor Ventures Corp.

ARTICLE TWO

The following amendments to the Articles of Incorporation dated August 28, 1989 were adopted by the stockholders of the corporation on November 14, 2002.

These amendments delete Article I of the Articles of Incorporation in its entirety, providing for a new Article I, as set forth below; and permit the officers of the corporation to effect a one-for-ten (1:10) reverse of the corporation's common stock as detailed in these Articles of Amendment to the Articles of Incorporation as Article Four herein.

The amendment deletes the language in Article I of the Articles of Incorporation and the full text of said amended Article I shall hereby be as follows:

I.

NAME

The name of the corporation is Jure Holdings, Inc.

ARTICLE TWO

The number of shares of the corporation outstanding at the time this amendment to a change in the corporation's name was adopted and this reverse split approved was 7,823,000; and the number of shares entitled to vote thereon was 7,823,000.

ARTICLE THREE

The number of shares voted for such amendments was 4,976,000; and the number of shares voted against such amendments was 286,000. The number of votes cast for the amendments by the stockholders was sufficient for approval of same.

ARTICLE FOUR

The manner, in which any exchange, reclassification or cancellation of issued shares provided for in the reverse split amendment shall be effected, is as follows:

At 5.00 p.m. Pacific Time, on the date of the filing of these Articles of Amendment to the Articles of Incorporation, all outstanding shares of common stock held by each holder of record on such date shall be automatically combined at the rate of one-for-ten (1-10) without any further action on the part of the holders thereof or this corporation. No fractional shares will be issued. All fractional shares for one-half share or more shall be increased to the next higher whole number of shares and all fractional shares of less than one-half share shall be decreased to the next lower whole number of shares, respectively.

ARTICLE FIVE

The manner in which such amendment effects a change in the amount of stated capital is as follows:

Article Four of these Articles of Amendment to the Articles of Incorporation empowers and directs the officers of the corporation to effectuate a one-for-ten (1-10) reverse split of the corporation's common stock without amending either the par value or the authorized stock structure of the corporation; such that the existing issued and outstanding 7,823,000 common shares par value $0.01 shall become 782,300 common shares of $0.01 par value.

Dated: November 14, 2002

/s/ Nora Coccaro
Nora Coccaro
President